Exhibit 99.1

AutoWeb Reports First Quarter 2018 Results

IRVINE, Calif. – May 10, 2018 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing advertising solutions for automotive dealers and OEMs, is reporting financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Summary vs. Year-Ago Quarter

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Total revenues were $32.3 million compared to $37.3 million.
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Advertising revenues increased to $8.1 million, with click revenues up 3% to $6.7 million.
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Net loss was $10.3 million or $(0.81) per share, compared to net income of $0.5 million or $.04 per share.
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Non-GAAP loss was $0.9 million or $(0.07) per share, compared to non-GAAP income of $3.5 million or $0.26 per share.

Management Commentary

“AutoWeb is a pioneer in the automotive marketing industry, and has established itself as a premier provider of measured media advertising solutions,” said Jared Rowe, president & CEO of AutoWeb. “We work with every major automotive OEM and thousands of retail dealers across the country, while helping millions of consumers purchase a car each year. AutoWeb has certainly struggled over the last 18 months, and the company’s results are disappointing to everyone. However, we believe the need for AutoWeb’s lead and click products remains strong, which speaks to the power of our platform and the brand equity and trust AutoWeb has created among our clients.

“I assumed the leadership role less than one month ago, and we remain in the early stages of redeveloping our strategic and operating plans to make the AutoWeb platform more efficient and effective. I believe there are many opportunities to return AutoWeb to growth by focusing on improved operational execution, enhancing our client value proposition, and redefining investments by our company. We plan to lay out our strategic plans in more detail later in the year. In the meantime, we will remain focused on serving our long-standing OEM and dealer customers with highly targeted, measurable, and cost-efficient advertising solutions.”

First Quarter 2018 Financial Results

Total revenues in the first quarter of 2018 were $32.3 million compared to $37.3 million in the year-ago quarter. The decline was primarily due to less efficient traffic acquisition, and lower retail dealer count and lead volumes. The decline was partially offset by continued growth of advertising click revenues, which increased 3% to $6.7 million.

Gross profit in the first quarter was $7.7 million compared to $12.9 million in the year-ago quarter, with the decrease driven by less efficient traffic acquisition. As a percentage of revenue, gross profit was 23.8%.

Total operating expenses in the first quarter were $18.0 million compared to $11.7 million in the year-ago quarter, with the increase primarily due to a goodwill impairment charge of $5.1 million, as well as severance costs associated with the company’s previously announced headcount realignment in February and the exit of its previous CEO.

Net loss in the first quarter of 2018 was $10.3 million or $(0.81) per share, compared to net income of $0.5 million or $0.04 per share in the year-ago quarter.

Non-GAAP loss was $0.9 million or $(0.07) per share, compared to non-GAAP income of $3.5 million or $0.26 per share in the first quarter of 2017 (see "Note about Non-GAAP Financial Measures" below for further discussion). The decline was primarily driven by the aforementioned lower revenue and gross margins resulting from less efficient traffic acquisition, lower retail dealer count and lead volumes.

At March 31, 2018, cash and cash equivalents totaled $15.2 million compared to $25.0 million at December 31, 2017, with the reduction primarily driven by the repayment of AutoWeb’s $8.0 million revolving line of credit. Total debt was reduced to $1.0 million compared to $9.0 million at December 31, 2017.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2018 results, followed by a question-and-answer session.

Date: Thursday, May 10, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 5996108

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 19, 2018. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 5996108

Tax Benefit Preservation Plan

At December 31, 2017, the company had approximately $74.0 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. The company reminds stockholders about AutoWeb’s Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of April 30, 2018, there were 12,886,225 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed non-GAAP (loss) income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2018 and 2017 first quarters. The company defines (i) non-GAAP (loss) income as GAAP net (loss) income before amortization of acquired intangibles, non-cash stock-based compensation, severance costs, litigation settlements, goodwill impairment and income taxes; and (ii) non-GAAP EPS as non-GAAP (loss) income divided by weighted average diluted shares outstanding. The company's management believes that presenting non-GAAP (loss) income and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company’s net operating loss (NOL) tax credits. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. Tables providing reconciliations of non-GAAP (loss) income and non-GAAP EPS are included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statement regarding future events and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) we believe the need for AutoWeb’s lead and click products remains strong; (ii) Mr. Rowe believes there are many opportunities to return AutoWeb to growth by focusing on improved operational execution, enhancing our client value proposition, and redefining investments in the company; and (iii) the company plans to lay out its strategic plans in more detail later in the year, but will remain focused on serving our long-standing OEM and dealer customers with highly-targeted, measurable, and cost-efficient advertising solutions, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company's stock.

Company Contact
Wesley Ozima
Interim Chief Financial Officer
949-225-4543
wes.ozima@autoweb.com

Investor Relations Contact
Sean Mansouri or Cody Slach
Liolios Investor Relations
949-574-3860
AUTO@liolios.com

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$15,159	$24,993
Short-term investment	255	254
Accounts receivable (net of allowances for bad debts and customer credits of $857 and $892 at March 31, 2018 and December 31, 2017, respectively)	25,024	25,911
Prepaid expenses and other current assets	1,667	1,805
Total current assets	42,105	52,963
Property and equipment, net	4,070	4,311
Investments	100	100
Intangible assets, net	27,426	29,113
Goodwill	-	5,133
Long-term deferred tax asset	-	692
Other assets	1,269	601
Total assets	$74,970	$92,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,984	$7,083
Accrued employee-related benefits	1,925	2,411
Other accrued expenses and other current liabilities	7,473	7,252
Current convertible note payable	1,000	-
Total current liabilities	16,382	16,746
Convertible note payable	-	1,000
Borrowings under revolving credit facility	-	8,000
Total liabilities	16,382	25,746

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 12,896,225 and 13,058,841 shares issued and outstanding, as of March 31, 2018 and December 31, 2017, respectively	13	13
Additional paid-in capital	357,754	356,054
Accumulated deficit	(299,179)	(288,900)
Total stockholders' equity	58,588	67,167
Total liabilities and stockholders' equity	$74,970	$92,913

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended
	March 31,
	2018	2017

Revenues:
Lead fees	$24,080	$29,092
Advertising	8,087	7,969
Other revenues	182	280
Total revenues	32,349	37,341
Cost of revenues	24,659	24,430
Gross profit	7,690	12,911

Operating expenses:
Sales and marketing	3,712	3,763
Technology support	3,385	3,253
General and administrative	4,575	3,457
Depreciation and amortization	1,160	1,229
Goodwill impairment	5,133	-
Total operating expenses	17,965	11,702
Operating income (loss)	(10,275)	1,209
Interest and other income (expense), net	-	(100)
Income (loss) before income tax provision	(10,275)	1,109
Income tax provision	4	625
Net income (loss) and comprehensive income (loss)	$(10,279)	$484

Basic earnings (loss) per common share	$(0.81)	$0.04
Diluted earnings (loss) per common share	$(0.81)	$0.04

Shares used in computing earnings (loss) per common share (in thousands):
Basic	12,617	10,909
Diluted	12,617	13,309

AUTOWEB, INC.
RECONCILIATION OF NON-GAAP INCOME (LOSS) / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended March 31,
	2018	2017

Net income (loss)	$(10,279)	$484
Amortization of acquired intangibles	1,687	1,387
Non-cash stock based compensation:
Cost of revenues	15	20
Sales and marketing	225	412
Technology support	152	127
General and administrative	1,234	452
Total non-cash stock-based compensation	1,626	1,011
Severance costs	950	-
Litigation settlements	(17)	(25)
Goodwill impairment	5,133	-
Income taxes	4	625

Non-GAAP income (loss)	$(896)	$3,482

Weighted average diluted shares	12,617	13,309

Diluted GAAP EPS	$(0.81)	$0.04
EPS impact of adjustments	0.74	0.23
Non-GAAP EPS	$(0.07)	$0.26